Xtant Medical Holdings, Inc. Announces Expiration of Rights Offering

BELGRADE, MT, June 19, 2018 (GLOBE NEWSWIRE) — XtantTM Medical Holdings, Inc. (NYSE American: XTNT) announces that the subscription period for its previously announced rights offering (the “Offering”) of shares of the Company’s common stock at a subscription price of $7.20 per share expired on June 18, 2018, and these rights are no longer exercisable.

Based on the review of preliminary results provided by the Company’s subscription agent, Corporate Stock Transfer, Inc., Xtant Medical expects to issue 129 shares of common stock in the Offering. Xtant Medical does not expect to receive any net proceeds from the Offering. The results of the Offering and Xtant Medical’s estimates regarding the net proceeds of the Offering to be received by the Company are preliminary and subject to finalization and verification by its subscription agent.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the shares of common stock issuable in the rights offering securities, nor will there be any sale of such shares of common stock in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Xtant Medical’s registration statement on Form S-1 was declared effective by the U.S. Securities and Exchange Commission (SEC) on April 27, 2018. The registration statement, the prospectus dated April 27, 2018, and all of Xtant Medical’s SEC filings may be found on the SEC’s website at http://www.sec.gov.

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (NYSE American: XTNT) develops, manufactures and markets regenerative medicine products and medical devices for domestic and international markets. Xtant Medical products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant Medical can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Important Cautions Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as ’‘continue,’’ ’‘efforts,’’ ’‘expects,’’ ’‘anticipates,’’ ’‘intends,’’ ’‘plans,’’ ’‘believes,’’ ’‘estimates,’’ ’‘projects,’’ ’‘forecasts,’’ ’’strategy,’’ ’‘will,’’ ’‘goal,’’ ’‘target,’’ ’‘prospects,’’ ’‘potential,’’ ’‘optimistic,’’ ’‘confident,’’ ’‘likely,’’ ’‘probable’’ or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the ability to increase revenue; the ability to achieve expected results; the ability to remain competitive; the ability to innovate and develop new products; the ability to engage and retain qualified technical personnel and members of the Company’s management team; influence by Company management; the security of our technology systems; government and third-party coverage and reimbursement for Company products; the ability to obtain donors to support the biologic portfolio; the availability of Company facilities; the ability to remain accredited with the American Association of Tissue Banks; the ability to obtain regulatory approvals; government regulations; product liability claims and other litigation to which we may be subjected; product recalls and defects; timing and results of clinical studies; the ability to obtain and protect Company intellectual property and proprietary rights; infringement and ownership of intellectual property; the ability to successfully integrate recent and future business combinations or acquisitions; the ability to use net operating loss carry-forwards to offset future taxable income; the ability to service Company debt; the ability to comply with covenants in the Company’s senior credit facility; and other factors. Additional risk factors are listed in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors.’’ You should carefully consider the trends, risks and uncertainties described in this document, the Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Contact:

Xtant Medical Holdings, Inc.

Molly Mason

mmason@xtantmedical.com

SOURCE: Xtant Medical Holdings, Inc.